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                                                                      Exhibit 24


                                POWER OF ATTORNEY















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                                                                      Exhibit 24
                       ATLAS AMERICA PUBLIC #11-2002 LTD.
                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Atlas Resources, Inc., a Pennsylvania corporation which has filed with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-1 relating to certain securities of Atlas America Public #11-2002 Ltd., constitutes and appoints Jack L. Hollander, his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution and with full power on the part of said attorney-in-fact to act without any other person, for him/her and in his/her name, place and stead, in any and all capacities, to sign such Registration Statement, and any and all amendments, including pre-effective amendments and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and all states and other jurisdictions wherein such Registration Statement and amendments thereto may be filed for securities compliance measures, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:    6/14, 2002              /s/ Freddie M. Kotek
        -------------              ------------------------------------------
                                   Freddie M. Kotek, Chairman of the Board
                                   of Directors, Chief Executive Officer
                                   and President


Dated:    6/10, 2002              /s/ Frank P. Carolas
        -------------              ------------------------------------------
                                   Frank P. Carolas, Executive Vice President
                                   - Land and Geology and a Director


Dated:    6/13, 2002              /s/ Jeffrey C. Simmons
        -------------              ------------------------------------------
                                   Jeffrey C. Simmons, Executive Vice
                                   President - Operations and a Director


Dated:    6/13, 2002              /s/ Nancy J. McGurk
        -------------              ------------------------------------------
                                   Nancy J. McGurk, Senior Vice President,
                                   Chief Financial Officer and Chief
                                   Accounting Officer


Dated:  June 10, 2002              /s/ Louis Tierno, Jr.
        -------------              ------------------------------------------
                                   Louis Tierno, Jr., Controller and Assistant
                                   Secretary